Exhibit 99.1

Praxair Reports Second-Quarter 2017 Results

  Solid financial performance
    Sales of $2.8 billion, 6% above prior-year quarter
    Strong operating cash flow, 25% of sales
    Free cash flow of $0.4 billion, 8% above prior-year quarter
    EPS of $1.41, up 1% vs. prior-year quarter; adjusted EPS of $1.46, up 5%
  Continued focus on execution of our core strategy
    Volume growth +3%, price attainment +1% vs. prior-year quarter
    Project start-ups in China, Korea and Canada
    Backlog $1.4 billion; includes new project win in U.S. Gulf Coast
  Continued progress on merger with Linde AG
    Signed definitive Business Combination Agreement on June 1, 2017

DANBURY, Conn.--(BUSINESS WIRE)--July 27, 2017--Praxair, Inc. (NYSE: PX) reported second-quarter net income and diluted earnings per share of $406 million and $1.41, respectively. These results include transaction costs of $15 million after-tax, or 5 cents of diluted earnings per share, related to the potential Linde AG merger. Excluding this charge, adjusted net income and diluted earnings per share were $421 million and $1.46, respectively.

Praxair’s sales in the second quarter were $2,834 million, 6% above the prior-year quarter. Excluding cost pass-through, sales grew 4%, driven by higher volumes in North America, Europe and Asia, including new project start-ups, and price attainment. Sales growth was primarily led by electronics, chemicals, metals, energy and food and beverage end-markets.

Reported operating profit in the second quarter was $604 million, 3% above the prior-year quarter. Excluding the current quarter impact of transaction costs, adjusted operating profit was $619 million, 5% above the prior-year quarter. Reported operating profit as a percentage of sales was 21.3%. Adjusted operating profit as a percentage of sales was 21.8%. EBITDA margin was 32.0% and adjusted EBITDA margin was 32.5%.

The company generated strong second-quarter cash flow from operations of $701 million, 25% of sales. After capital expenditures of $325 million, free cash flow was $376 million, up 8% over the prior-year quarter. The company paid $225 million of dividends.

Commenting on the financial results and business outlook, Chairman and Chief Executive Officer Steve Angel said, “Our second quarter results reflect Praxair employees’ ability to execute our core strategy and deliver high-quality results. Adjusted operating profit growth of 5% outpaced underlying sales growth of 4%, and generated strong operating cash flow of 25% of sales.

“The second quarter continued to reflect broad-based demand across all end-markets, but as anticipated, revealed further weakness in South America. In addition, we added to our project backlog another long-term on-site supply agreement with a petrochemical customer in the U.S. Gulf Coast which will further strengthen our network in the region. Including this new win, over 80% of our $1.4 billion project backlog now relates to the U.S. Gulf Coast and we remain confident in our ability to win additional projects.

“Furthermore, during the second quarter we announced the signing of a business combination agreement between Praxair and Linde AG. This was an important milestone toward creating significant value for our stakeholders. We are currently working closely with regulators and shareholders to obtain the appropriate approvals and will provide a more detailed progress update in the coming months.

“Looking ahead, we are taking a more measured view as we do not anticipate significant underlying economic improvement in the second half of the year. In the U.S., aggregate customer demand has yet to match recent economic expectations and South America, specifically Brazil, continues to face political challenges that undermine the economy. Conversely, we expect Europe to remain stable, Asia to moderately grow and new project start-ups to contribute towards the latter part of the year. However, regardless of the economy, Praxair’s relentless focus on operational excellence and financial discipline will continue to deliver strong cash flow and earnings per share for our shareholders.”

For the third quarter of 2017, Praxair expects diluted earnings per share in the range of $1.40 to $1.46, excluding transaction costs related to the potential merger.

For full-year 2017, Praxair expects adjusted diluted earnings per share to be in the range of $5.63 to $5.75. This full-year guidance excludes transaction costs related to the potential merger. GAAP diluted earnings per share are expected to be in the range of $5.56 to $5.68 which includes $0.07 per diluted share for the first and second quarter transaction costs and excludes future transaction costs related to the potential merger. Full-year capital expenditures are expected to be approximately $1.4 billion.

Following is additional detail on second-quarter 2017 results by segment.

In North America, second-quarter sales were $1,505 million, 4% above the prior-year quarter excluding cost-pass through and currency. Sales growth was driven primarily by stronger volumes to chemical, manufacturing and electronic end-markets and higher price. Operating profit was $378 million, 5% above the prior-year quarter.

In Europe, second-quarter sales were $383 million, 8% above the prior-year quarter. Excluding negative currency, sales grew 10% from the prior-year due to higher volumes including project start-ups, price and an acquisition primarily related to the carbon dioxide business largely serving the food and beverage end-market. Operating profit was $73 million.

In South America, second-quarter sales were $373 million, 4% above the prior-year quarter. Excluding positive currency translation and cost pass-through, sales were 3% below the prior-year quarter due to lower volumes driven by continued weak macro-economic conditions, largely in manufacturing. Operating profit was $63 million.

Sales in Asia were $422 million in the quarter, up 7% from the prior-year. Excluding a prior-year net divestiture, sales grew 11% driven by higher volumes in China, India and Korea, primarily in the electronics, metals and chemicals end-markets and price attainment. Operating profit was $80 million, 19% above the prior-year quarter.

Praxair Surface Technologies had second-quarter sales of $151 million as compared to $148 million in the prior-year quarter. Excluding negative currency translation, sales were 4% above the prior-year period driven by 2% volume growth, largely aerospace coatings, and 2% growth from acquisitions. Operating profit was $25 million.

About Praxair

Praxair, Inc., a Fortune 300 company with 2016 sales of $11 billion, is a leading industrial gas company in North and South America and one of the largest worldwide. The company produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, primary metals and many others. More information about Praxair, Inc. is available at www.praxair.com.

Adjusted amounts, EBITDA, free cash flow and after-tax return on capital are non-GAAP measures. See the attachments for a summary of non-GAAP reconciliations and calculations of non-GAAP measures.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary and Appendix: Non-GAAP Measures.

A teleconference about Praxair’s second-quarter results is being held this morning, July 27, 2017 at 11:00 am Eastern Time. The number is (631) 485-4849 – Conference ID: 48847647. The call is also available as a webcast live and on-demand at www.praxair.com/investors. Materials to be used in the teleconference are also available on the website.

Additional Information and Where to Find It

In connection with the proposed business combination between Praxair, Inc. (“Praxair”) and Linde AG (“Linde”), Linde plc (“New Holdco”) has filed a Registration Statement on Form S-4 (which Registration Statement has not yet been declared effective) with the U.S. Securities and Exchange Commission (“SEC”) that includes (1) a proxy statement of Praxair that also constitutes a prospectus for New Holdco and (2) an offering prospectus of New Holdco to be used in connection with New Holdco’s offer to acquire Linde shares held by U.S. holders. Once the Registration Statement is declared effective by the SEC, Praxair will mail the proxy statement/prospectus to its stockholders in connection with the vote to approve the merger of Praxair and an indirect wholly-owned subsidiary of New Holdco, and New Holdco will distribute the offering prospectus to Linde shareholders in the United States in connection with New Holdco’s offer to acquire all of the outstanding shares of Linde. New Holdco will also file an offer document with the German Federal Financial Supervisory Authority (Bundesanstalt fuer Finanzdienstleistungsaufsicht) (“BaFin”). The consummation of the proposed business combination is subject to regulatory approvals and other customary closing conditions.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OFFER DOCUMENT REGARDING THE PROPOSED BUSINESS COMBINATION TRANSACTION AND PROPOSED OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement/prospectus and other related documents filed by Praxair, Linde and New Holdco with the SEC on the SEC’s Web site at www.sec.gov. The proxy statement/prospectus and other documents relating thereto may also be obtained for free by accessing Praxair’s Web site at www.praxair.com. Following approval of its publication by the BaFin, the offer document will be made available for free at New Holdco's website at www.lindepraxairmerger.com. Furthermore, the offer document is expected to be made available at BaFin's website for free at www.bafin.de.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of New Holdco, Praxair or Linde. The final terms and further provisions regarding the public offer will be disclosed in the offer document after the publication has been approved by the BaFin and in documents that will be filed with the SEC. No money, securities or other consideration is being solicited, and, if sent in response to the information contained herein, will not be accepted. The information contained herein should not be considered as a recommendation that any person should subscribe for or purchase any securities.

No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended, and applicable European and German regulations. The distribution of this document may be restricted by law in certain jurisdictions and persons into whose possession any document or other information referred to herein come should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. No offering of securities will be made directly or indirectly, in or into any jurisdiction where to do so would be inconsistent with the laws of such jurisdiction.

Participants in Solicitation

Praxair, Linde, New Holdco and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Praxair’s stockholders in respect of the proposed business combination. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of Praxair in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the proxy statement/prospectus filed with the SEC. Information regarding the directors and executive officers of Praxair is contained in Praxair’s Annual Report on Form 10-K for the year ended December 31, 2016 and its Proxy Statement on Schedule 14A, dated March 15, 2017, which are filed with the SEC and can be obtained free of charge from the sources indicated above.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the expected timing and likelihood of the completion of the contemplated business combination with Linde AG, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals that could reduce anticipated benefits or cause the parties to abandon the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement; the ability to successfully complete the proposed business combination and the exchange offer, including satisfying closing conditions; the success of the business following the proposed business combination; the ability to successfully integrate the Praxair and Linde businesses; the possibility that Praxair stockholders may not approve the business combination agreement or that the requisite number of Linde shares may not be tendered in the public offer; the risk that the combined company may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the GAAP or adjusted projections or estimates contained in the forward-looking statements. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s latest Annual Report on Form 10-K filed with the SEC and in the proxy statement/prospectus and the offering prospectus included in the Registration Statement on Form S-4 (which Registration Statement has not yet been declared effective) filed by New Holdco with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the Non-GAAP reconciliations starting on page 11 for additional details relating to the Non-GAAP adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Net Income - Praxair, Inc.		Diluted EPS
	2017	2016	2017	2016	2017	2016	2017	2016
Quarter Ended June 30
Reported GAAP Amounts	$2,834	$2,665	$604	$588	$406	$399	$1.41	$1.39
Transaction costs (a)	-	-	15	-	15	-	0.05	-
Total adjustments	-	-	15	-	15	-	0.05	-
Adjusted amounts	$2,834	$2,665	$619	$588	$421	$399	$1.46	$1.39

Year To Date June 30
Reported GAAP Amounts	$5,562	$5,174	$1,186	$1,142	$795	$755	$2.76	$2.63
Transaction costs (a)	-	-	21	-	21	-	0.07	-
Bond redemption (b)	-	-	-	-	-	10	-	0.04
Total adjustments	-	-	21	-	21	10	0.07	0.04
Adjusted amounts	$5,562	$5,174	$1,207	$1,142	$816	$765	$2.83	$2.67

(a) Charges in the 2017 first and second quarters for transaction costs related to the potential Linde merger.
(b) Charge to interest expense in the 2016 first quarter related to a bond redemption.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2017	2016	2017	2016

SALES	$2,834	$2,665	$5,562	$5,174
Cost of sales	1,598	1,468	3,143	2,849
Selling, general and administrative	308	308	587	582
Depreciation and amortization	292	281	579	553
Research and development	23	24	46	47
Transaction costs and other charges	15	-	21	-
Other income (expense) - net	6	4	-	(1)
OPERATING PROFIT	604	588	1,186	1,142
Interest expense - net	38	44	79	109
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	566	544	1,107	1,033
Income taxes	157	146	306	279
INCOME BEFORE EQUITY INVESTMENTS	409	398	801	754
Income from equity investments	11	11	23	21
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	420	409	824	775
Less: noncontrolling interests	(14)	(10)	(29)	(20)
NET INCOME - PRAXAIR, INC.	$406	$399	$795	$755

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.42	$1.40	$2.78	$2.64

Diluted earnings per share	$1.41	$1.39	$2.76	$2.63

Cash dividends	$0.7875	$0.75	$1.575	$1.50

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	286,090	285,702	285,799	285,566
Diluted shares outstanding (000's)	288,535	287,727	288,067	287,426

Note: See page 5 for a reconciliation to 2017 adjusted amounts which are Non-GAAP.

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	June 30,	December 31,
	2017	2016
ASSETS
Cash and cash equivalents	$535	$524
Accounts receivable - net	1,791	1,641
Inventories	568	550
Prepaid and other current assets	225	165
TOTAL CURRENT ASSETS	3,119	2,880
Property, plant and equipment - net	11,806	11,477
Goodwill	3,182	3,117
Other intangibles - net	568	583
Other long-term assets	1,290	1,275
TOTAL ASSETS	$19,965	$19,332

LIABILITIES AND EQUITY
Accounts payable	$900	$906
Short-term debt	280	434
Current portion of long-term debt	910	164
Other current liabilities	953	974
TOTAL CURRENT LIABILITIES	3,043	2,478
Long-term debt	8,177	8,917
Other long-term liabilities	2,475	2,485
TOTAL LIABILITIES	13,695	13,880

REDEEMABLE NONCONTROLLING INTERESTS	10	11

PRAXAIR, INC. SHAREHOLDERS' EQUITY:
Common stock	4	4
Additional paid-in capital	4,076	4,074
Retained earnings	13,223	12,879
Accumulated other comprehensive income (loss)	(4,244)	(4,600)
Less: Treasury stock, at cost	(7,252)	(7,336)
Total Praxair, Inc. Shareholders' Equity	5,807	5,021
Noncontrolling interests	453	420
TOTAL EQUITY	6,260	5,441
TOTAL LIABILITIES AND EQUITY	$19,965	$19,332

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2017	2016	2017	2016
OPERATIONS
Net income - Praxair, Inc.	$406	$399	$795	$755
Noncontrolling interests	14	10	29	20
Net income (including noncontrolling interests)	420	409	824	775

Adjustments to reconcile net income to net cash provided
by operating activities:
Transaction costs and other charges, net of payments	11	-	17	-
Depreciation and amortization	292	281	579	553
Accounts Receivable	(46)	(41)	(95)	(61)
Inventory	(3)	(1)	(5)	(8)
Payables and accruals	18	14	(24)	(63)
Pension contributions	(3)	(4)	(6)	(6)
Deferred income taxes and other	12	48	121	69
Net cash provided by operating activities	701	706	1,411	1,259

INVESTING
Capital expenditures	(325)	(357)	(652)	(680)
Acquisitions, net of cash acquired	(1)	(262)	(2)	(325)
Divestitures and asset sales	13	6	17	8
Net cash used for investing activities	(313)	(613)	(637)	(997)

FINANCING
Debt increase (decrease) - net	(132)	595	(305)	690
Issuances of common stock	44	26	70	60
Purchases of common stock	-	(51)	(11)	(83)
Cash dividends - Praxair, Inc. shareholders	(225)	(214)	(450)	(428)
Noncontrolling interest transactions and other	(71)	(107)	(84)	(109)
Net cash provided by (used for) financing activities	(384)	249	(780)	130

Effect of exchange rate changes on cash and
cash equivalents	12	4	17	28

Change in cash and cash equivalents	16	346	11	420
Cash and cash equivalents, beginning-of-period	519	221	524	147

Cash and cash equivalents, end-of-period	$535	$567	$535	$567

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2017	2016	2017	2016
SALES
North America	$1,505	$1,411	$2,963	$2,764
Europe	383	355	739	675
South America	373	358	742	669
Asia	422	393	817	769
Surface Technologies	151	148	301	297
Consolidated sales	$2,834	$2,665	$5,562	$5,174

OPERATING PROFIT
North America	$378	$359	$735	$708
Europe	73	68	139	130
South America	63	70	127	125
Asia	80	67	155	130
Surface Technologies	25	24	51	49
Segment operating profit	$619	$588	$1,207	$1,142
Transaction costs and other charges	(15)	-	(21)	-
Total operating profit	$604	$588	$1,186	$1,142

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2017 (b)			2016 (c)
	Q2	Q1		Q4	Q3	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$2,834	$2,728		$2,644	$2,716	$2,665	$2,509
Cost of sales	1,598	1,545		1,478	1,533	1,468	1,381
Selling, general and administrative	308	279		272	291	308	274
Depreciation and amortization	292	287		285	284	281	272
Research and development	23	23		23	22	24	23
Transaction costs and other charges	15	6		-	100	-	-
Other income (expense) - net	6	(6)		13	11	4	(5)
Operating profit	604	582	-	599	497	588	554
Interest expense - net	38	41		38	43	44	65
Income taxes	157	149		152	120	146	133
Income from equity investments	11	12		10	10	11	10
Net income (including noncontrolling interests)	420	404	#	419	344	409	366
Less: noncontrolling interests	(14)	(15)		(13)	(5)	(10)	(10)
Net income - Praxair, Inc.	$406	$389		$406	$339	$399	$356

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.41	$1.35		$1.41	$1.18	$1.39	$1.24
Cash dividends per share	$0.7875	$0.7875		$0.75	$0.75	$0.75	$0.75
Diluted weighted average shares outstanding (000's)	288,535	287,384		287,956	288,195	287,727	286,665

ADJUSTED AMOUNTS (a)
Operating profit	$619	$588		$599	$597	$588	$554
Operating margin	21.8%	21.6%		22.7%	22.0%	22.1%	22.1%
Net Income	$421	$395		$406	$405	$399	$366
Diluted earnings per share	$1.46	$1.37		$1.41	$1.41	$1.39	$1.28

FROM THE BALANCE SHEET
Net debt (a)	$8,832	$8,849		$8,991	$9,215	$9,389	$9,183
Capital (a)	$15,102	$14,824		$14,443	$14,864	$14,948	$14,607

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$701	$710		$726	$788	$706	$553
Cash flow provided by (used for) investing activities	(313)	(324)		(410)	(363)	(613)	(384)
Cash flow provided by (used for) financing activities	(384)	(396)		(411)	(362)	249	(119)
Capital expenditures	325	327		409	376	357	323
Acquisitions	1	1		18	20	262	63
Cash dividends	225	225		214	214	214	214

OTHER INFORMATION
After-tax return on capital (ROC) (a)	11.5%	11.5%		11.5%	11.6%	12.1%	11.5%
Adjusted after-tax ROC (a)	12.1%	12.0%		12.0%	12.1%	12.2%	12.4%
EBITDA (a)	907	881		894	791	880	836
EBITDA margin (a)	32.0%	32.3%		33.8%	29.1%	33.0%	33.3%
Adjusted EBITDA (a)	$922	$887		$894	$891	$880	$836
Adjusted EBITDA margin (a)	32.5%	32.5%		33.8%	32.8%	33.0%	33.3%
Number of employees	26,487	26,420		26,498	26,680	26,896	26,558

SEGMENT DATA
SALES
North America	$1,505	$1,458		$1,397	$1,431	$1,411	$1,353
Europe	383	356		351	366	355	320
South America	373	369		352	378	358	311
Asia	422	395		395	391	393	376
Surface Technologies	151	150		149	150	148	149
Total sales	$2,834	$2,728		$2,644	$2,716	$2,665	$2,509
OPERATING PROFIT
North America	$378	$357		$359	$363	$359	$349
Europe	73	66		71	72	68	62
South America	63	64		64	68	70	55
Asia	80	75		78	68	67	63
Surface Technologies	25	26		27	26	24	25
Segment operating profit	619	588		599	597	588	554
Transaction costs and other charges	(15)	(6)		-	(100)	-	-
Total operating profit	$604	$582	#	$599	$497	$588	$554

(a)	Non-GAAP measure, see Appendix.

(b)	2017 includes (i) an after-tax charge of $6 million ($0.02 per diluted share) in the first quarter for transaction costs related to the potential Linde merger and (ii) an after-tax charge of $15 million ($0.05 per diluted share) in the second quarter for transaction costs related to the potential Linde merger.

(c)	2016 includes (i) a $16 million charge to interest expense ($10 million after-tax, or $0.04 per diluted share) in the first quarter related to the redemption of the $325 million 5.20% notes due 2017, (ii) a pre-tax pension settlement charge of $4 million ($3 million after-tax, or $0.01 per diluted share) in the third quarter related to lump sum benefit payments made from the U.S. supplemental pension plan, and (iii) pre-tax charges of $96 million ($63 million after-tax and non-controlling interests, or $0.22 per diluted share) in the third quarter, primarily related to cost reduction actions.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financial leverage, return on capital and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impacts of the 2017 first and second quarter transaction costs, 2016 third quarter cost reduction program and pension settlement, 2016 first quarter bond redemption, 2015 third quarter cost reduction program and pension settlement, and 2015 second quarter cost reduction program and other charges.

Adjusted Amounts
	Year-to-date June 30,	Second Quarter	First Quarter	Year	Third Quarter	First Quarter	Year	Third Quarter	Second Quarter
	2017	2017	2017	2016	2016	2016	2015	2015	2015
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	$1,186	$604	$582	$2,238	$497	$554	$2,321	$594	$480
Add: Cost reduction program and other charges	-	-	-	96	96	-	165	19	146
Add: Pension settlement charge	-	-	-	4	4	-	7	7	-
Add: Transaction costs	21	15	6	-	-	-	-	-	-
Total adjustments	21	15	6	100	100	-	172	26	146
Adjusted operating profit	$1,207	$619	$588	$2,338	$597	$554	$2,493	$620	$626

Reported percentage change	4%	3%
Adjusted percentage change	6%	5%

Reported sales	$5,562	$2,834	$2,728	$10,534	$2,716	$2,509	$10,776	$2,686	$2,738
Adjusted operating profit margin	21.7%	21.8%	21.6%	22.2%	22.0%	22.1%	23.1%	23.1%	22.9%

Adjusted Interest Expense - net
Reported interest expense - net	$79	$38	$41	$190	$43	$65	$161	$35	$40
Less: Bond redemption	-	-	-	(16)	-	(16)	-	-	-
Adjusted interest expense - net	$79	$38	$41	$174	$43	$49	$161	$35	$40

Adjusted Income Taxes
Reported income taxes	$306	$157	$149	$551	$120	$133	$612	$156	$131
Add: Cost reduction program and other charges	-	-	-	28	28	-	39	6	33
Add: Bond redemption	-	-	-	6	-	6	-	-	-
Add: Pension settlement charge	-	-	-	1	1	-	2	2	-
Add: Transaction costs	-	-	-	-	-	-	-	-	-
Total adjustments	-	-	-	35	29	6	41	8	33
Adjusted income taxes	$306	$157	$149	$586	$149	$139	$653	$164	$164

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$1,107	$566	$541	$2,048	$454	$489	$2,160	$559	$440
Add: Cost reduction program and other charges	-	-	-	96	96	-	165	19	146
Add: Bond redemption	-	-	-	16	-	16	-	-	-
Add: Pension settlement charge	-	-	-	4	4	-	7	7	-
Add: Transaction costs	21	15	6	-	-	-	-	-	-
Total adjustments	21	15	6	116	100	16	172	26	146
Adjusted income before income taxes and equity investments	$1,128	$581	$547	$2,164	$554	$505	$2,332	$585	$586

Reported effective tax rate	27.6%	27.7%	27.5%	26.9%	26.4%	27.2%	28.3%	27.9%	29.8%
Adjusted effective tax rate	27.1%	27.0%	27.2%	27.1%	26.9%	27.5%	28.0%	28.0%	28.0%

Adjusted Noncontrolling Interests
Reported noncontrolling interests	$29	$14	$15	$38	$5	$10	$44	$12	$11
Add: Cost reduction program and other charges	-	-	-	5	5	-	1	-	1
Total adjustments	-	-	-	5	5	-	1	-	1
Adjusted noncontrolling interests	$29	$14	$15	$43	$10	$10	$45	$12	$12

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$795	$406	$389	$1,500	$339	$356	$1,547	$401	$308
Add: Cost reduction program and other charges	-	-	-	63	63	-	125	13	112
Add: Bond redemption	-	-	-	10	-	10	-	-	-
Add: Pension settlement charge	-	-	-	3	3	-	5	5	-
Add: Transaction costs	21	15	6	-	-	-	-	-	-
Total adjustments	21	15	6	76	66	10	130	18	112
Adjusted net income - Praxair, Inc.	$816	$421	$395	$1,576	$405	$366	$1,677	$419	$420

Reported percentage change	5%	2%
Adjusted percentage change	7%	6%

Adjusted Diluted EPS
Reported diluted EPS	$2.76	$1.41	$1.35	$5.21	$1.18	$1.24	$5.35	$1.40	$1.06
Add: Cost reduction program and other charges	-	-	-	0.22	0.22	-	0.43	0.04	0.39
Add: Bond redemption	-	-	-	0.04	-	0.04	-	-	-
Add: Pension settlement charge	-	-	-	0.01	0.01	-	0.02	0.02	-
Add: Transaction costs	0.07	0.05	0.02	-	-	-	-	-	-
Total adjustments	0.07	0.05	0.02	0.27	0.23	0.04	0.45	0.06	0.39
Adjusted diluted EPS	$2.83	$1.46	$1.37	$5.48	$1.41	$1.28	$5.80	$1.46	$1.45

Reported percentage change	5%	1%
Adjusted percentage change	6%	5%

Cash Income Taxes and Interest
Income taxes paid				$585			$420
Interest paid, net of interest capitalized and excluding bond redemption				$173			$174

Full Year 2017 Diluted EPS Guidance
		Full Year 2017
		Low End	High End

2017 GAAP diluted EPS guidance		$5.56	$5.68
Add: Q1 and Q2 Transaction costs (excludes future merger transaction costs)		0.07	0.07
2017 adjusted diluted EPS guidance		$5.63	$5.75
2016 adjusted diluted EPS (see above for full year reconciliation)		$5.48	$5.48

Adjusted percentage change		3%	5%

	2017		2016				2015
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating cash flow	$701	$710	$726	$788	$706	$553	$791	$676	$710	$518
Less: capital expenditures	(325)	(327)	(409)	(376)	(357)	(323)	(387)	(405)	(352)	(397)
Free Cash Flow	$376	$383	$317	$412	$349	$230	$404	$271	$358	$121

Net Debt, Capital and Debt-to-Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$9,367	$9,368	$9,515	$9,842	$9,956	$9,404	$9,231	$9,480	$9,313	$9,360
Less: cash and cash equivalents	(535)	(519)	(524)	(627)	(567)	(221)	(147)	(136)	(136)	(117)
Net debt	8,832	8,849	8,991	9,215	9,389	9,183	9,084	9,344	9,177	9,243
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	10	10	11	11	12	119	113	169	175	170
Praxair, Inc. shareholders' equity	5,807	5,529	5,021	5,245	5,140	4,888	4,389	4,264	4,964	5,018
Noncontrolling interests	453	436	420	393	407	417	404	380	380	375
Total equity and redeemable noncontrolling interests	6,270	5,975	5,452	5,649	5,559	5,424	4,906	4,813	5,519	5,563
Capital	$15,102	$14,824	$14,443	$14,864	$14,948	$14,607	$13,990	$14,157	$14,696	$14,806

Debt-to-capital	58.5%	59.7%	62.3%	62.0%	62.8%	62.9%	64.9%	66.0%	62.4%	62.4%

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC)- After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Reported net income - Praxair, Inc.	$406	$389	$406	$339	$399	$356	$422	$401	$308	$416
Add: noncontrolling interests	14	15	13	5	10	10	9	12	11	12
Add: interest expense - net	38	41	38	43	44	65	42	35	40	44
Less: tax benefit on interest expense - net *	(11)	(12)	(10)	(12)	(12)	(20)	(12)	(10)	(11)	(12)
Net operating profit after-tax (NOPAT)	$447	$433	$447	$375	$441	$411	$461	$438	$348	$460

Pre-tax Adjustments:
Add: Cost reduction program and other charges	-	-	-	96	-	-	-	19	146	-
Add: Pension settlement charge	-	-	-	4	-	-	-	7	-	-
Add: Transaction costs	15	6	-	-	-	-	-	-	-	-
Less: income taxes on pre-tax adjustments	-	-	-	(29)	-	-	-	(8)	(33)	-
Adjusted NOPAT	$462	$439	$447	$446	$441	$411	$461	$456	$461	$460

4-quarter trailing NOPAT	$1,702	$1,696	$1,674	$1,688	$1,751	$1,658	$1,707	$1,616	$1,700	$1,864
4-quarter trailing adjusted NOPAT	$1,794	$1,773	$1,745	$1,759	$1,769	$1,789	$1,838	$1,879	$1,945	$1,996

Ending capital (see above)	$15,102	$14,824	$14,443	$14,864	$14,948	$14,607	$13,990	$14,157	$14,696	$14,806
5-quarter average ending capital	$14,836	$14,737	$14,570	$14,513	$14,480	$14,451	$14,587	$14,999	$15,460	$15,777

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	11.5%	11.5%	11.5%	11.6%	12.1%	11.5%	11.7%	10.8%	11.0%	11.8%

Adjusted after-tax ROC (4-quarter trailing adjusted NOPAT / 5-quarter average capital)	12.1%	12.0%	12.0%	12.1%	12.2%	12.4%	12.6%	12.5%	12.6%	12.7%

*	Tax benefit on interest expense - net is generally presented using the reported effective rate.

EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin - These measures are used by investors, financial analysts and management to assess a company's profitability.

Reported net income - Praxair, Inc.	$406	$389	$406	$339	$399	$356	$422	$401	$308	$416
Add: noncontrolling interests	14	15	13	5	10	10	9	12	11	12
Add: interest expense - net	38	41	38	43	44	65	42	35	40	44
Add: income taxes	157	149	152	120	146	133	163	156	131	162
Add: depreciation and amortization	292	287	285	284	281	272	275	276	278	277
EBITDA	$907	$881	$894	$791	$880	$836	$911	$880	$768	$911

Adjustments:
Add: Cost reduction program and other charges	-	-	-	96	-	-	-	19	146	-
Add: Pension settlement charge	-	-	-	4	-	-	-	7	-	-
Add: Transaction costs	15	6	-	-	-	-	-	-	-	-
Adjusted EBITDA	$922	$887	$894	$891	$880	$836	$911	$906	$914	$911

Reported sales	2,834	2,728	2,644	2,716	2,665	2,509	2,595	2,686	2,738	2,757
EBITDA margin	32.0%	32.3%	33.8%	29.1%	33.0%	33.3%	35.1%	32.8%	28.0%	33.0%
Adjusted EBITDA margin	32.5%	32.5%	33.8%	32.8%	33.0%	33.3%	35.1%	33.7%	33.4%	33.0%

CONTACT:
Praxair, Inc.
Media:
Jason Stewart, 203-837-2448
jason_stewart@praxair.com
or
Investor:
Juan Pelaez, 203-837-2213
juan_pelaez@praxair.com